Exhibit 10.1

AKOUSTIS TECHNOLOGIES, INC.

6.5% Convertible Senior Secured Notes due 2023

Purchase Agreement

May 10, 2018

Oppenheimer & Co. Inc.

As Representative of the

several Initial Purchasers listed

in Schedule 1 hereto

c/o Oppenheimer & Co. Inc.

85 Broad Street

New York, New York 10004

Ladies and Gentlemen:

Akoustis Technologies, Inc., a Delaware corporation (the “Company”) proposes to issue and sell to the several Initial Purchasers listed in Schedule 1 hereto (the “Initial Purchasers”), for whom you are acting as Representative (the “Representative”), an aggregate of $15.0 million principal amount of its 6.5% Convertible Senior Secured Notes due 2023 (the “Notes”) and the Guarantors (as hereinafter defined) propose to issue and sell to the Initial Purchasers Guarantees (as hereinafter defined) with respect to the Notes (the Notes and the Guarantees, collectively, the “Securities”). The Notes will be convertible into shares (the “Underlying Securities”) of common stock of the Company, par value $0.001 per share (the “Common Stock”), subject to certain limitations as set forth in the Indenture (as defined herein). The Securities will be issued pursuant to an Indenture to be dated as of the Closing Date (as defined below) (the “Indenture”), among the Company, the Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

Pursuant to the Indenture, the Company will have the right, at its option, to pay (i) interest on the Notes, (ii) certain make-whole payments in connection with certain conversions of the Notes and (iii) certain payments in connection with conversions of the Notes in connection with a qualifying fundamental transaction (as defined in the Indenture) in cash and/or freely tradable shares (as defined hereinafter) of Common Stock, subject to certain limitations set forth in the Indenture. As used herein, the term “freely tradable shares” means shares of Common Stock approved for listing or inclusion upon official notice of issuance on any national securities exchange or U.S. trading market on which the Common Stock is then listed or included and (i) registered pursuant to a registration statement filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and declared effective by the Commission and which may be immediately sold or otherwise disposed of by the Holders (as defined hereinafter) without further registration or other restriction under the Securities Act and applicable state securities laws, or (ii) issued pursuant to a transaction exempt from the registration and prospectus delivery requirements of the Securities Act which may be immediately sold or otherwise disposed of by the Holders without further registration or other restriction under the Securities Act and applicable state securities laws. Any freely tradable shares issued pursuant to the Indenture are hereinafter referred to as the “Additional Shares.”

Pursuant to the Indenture, all existing and future subsidiaries (as hereinafter defined) of the Company will fully and unconditionally guarantee, on a senior secured basis, to each holder of the Notes and the Trustee, the payment and performance of the Company’s obligations under the Indenture and the Notes (each existing subsidiary of the Company being referred to herein as a “Guarantor” and each such guarantee being referred to herein as a “Guarantee”).

Pursuant to the terms of the Collateral Documents (as defined below), all of the obligations under the Securities and the Indenture will be secured, to the extent permitted by law, by a first priority lien and security interest in substantially all of the assets of the Company and its existing and future subsidiaries, subject to permitted liens or permitted encumbrances, as applicable, including a first priority lien and security interest in the capital stock of the Company’s existing and future subsidiaries in favor of The Bank of New York Mellon Trust Company, N.A., as collateral agent (the “Collateral Agent”). As used herein, the term “Collateral Documents” means the agreements, documents and instruments listed on Schedule I hereto. Capitalized terms used herein and not otherwise defined herein have the respective meanings ascribed thereto in the Indenture or the Collateral Documents, as applicable.

Holders of the Securities and the Underlying Securities will have the registration rights set forth in a registration rights agreement applicable to the Securities and the Underlying Securities (the “Registration Rights Agreement”), to be executed and delivered by the Company and the Guarantors on the Closing Date (as defined below). Pursuant to the Registration Rights Agreement, the Company and the Guarantors will agree, among other things, to

(i)            file a registration statement (the “Registration Statement”) with the Commission within 90 days of the Closing Date covering the resale of the Securities and the Underlying Securities; and

(ii)           use their respective best efforts to cause the Registration Statement to be declared effective within 180 days of the Closing Date.

If the Securities and the Underlying Securities are not registered for resale within that time period, or if the Company and the Guarantors fail to maintain the effectiveness and availability of the Registration Statement (subject to certain grace periods), the Company will pay additional interest at a rate per annum of 0.50% for the first 90 day period following the occurrence of the relevant event and, thereafter, at a rate per annum of 1.0% until such event is cured. Pursuant to the Registration Rights Agreement, the Company will agree to maintain the registration of the Securities and the Underlying Securities until the earliest of the date that (i) all of such securities have been sold either pursuant to the Registration Statement or Rule 144 under the Securities Act or are no longer outstanding, (ii) such securities may be sold without restriction by each holder pursuant to Rule 144 in a single transaction and certain other conditions have been satisfied, or (iii) is two years after the Registration Statement is declared effective.

This agreement (this “Agreement”), the Indenture, the Collateral Documents, the Registration Rights Agreement, the Securities and all agreements ancillary thereto are collectively referred to herein as the “Transaction Documents.”

The Company and the Guarantors hereby confirm their joint and several agreement with the several Initial Purchasers concerning the purchase and sale of the Securities, as follows:

1.            The Securities will be sold to the Initial Purchasers without being registered under the Securities Act, in reliance upon an exemption therefrom. The Company has prepared a preliminary offering memorandum dated May 1, 2018 (the “Preliminary Offering Memorandum”) and will prepare an offering memorandum dated the date hereof (the “Offering Memorandum”) setting forth information concerning the Company, the Securities and the Underlying Securities. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Company to the Initial Purchasers pursuant to the terms of this Agreement. The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum, the other Time of Sale Information (as defined below) and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in the manner contemplated by this Agreement. References herein to the Preliminary Offering Memorandum, the Time of Sale Information and the Offering Memorandum shall be deemed to refer to and include any document incorporated by reference therein and any reference to “amend,” “amendment” or “supplement” with respect to the Preliminary Offering Memorandum and the Offering Memorandum shall be deemed to refer to and include any documents filed after such date and incorporated by reference therein.

At or prior to 8:00 a.m. New York City time on May 10, 2018 (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): the Preliminary Offering Memorandum, as supplemented and amended by the term sheet attached as Annex A hereto.

2.             Purchase and Resale of the Securities by the Initial Purchasers.

(a)          The Company and the Guarantors jointly and severally agree to issue and sell the Securities to the several Initial Purchasers as provided in this Agreement, and each Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company and the Guarantors the respective principal amount of Securities set forth opposite such Initial Purchaser’s name in Schedule 1 hereto at an aggregate price equal to 93.75% of the principal amount thereof (the “Purchase Price”).

(b)          The Company and the Guarantors understand that the Initial Purchasers intend to offer the Securities for resale on the terms set forth in the Time of Sale Information. Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i)         it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act (a “QIB”) and an accredited investor within the meaning of Rule 501(a) of Regulation D under the Securities Act (“Regulation D”);

(ii)        it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act; and

(iii)       it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities as part of their initial offering except within the United States to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A under the Securities Act (“Rule 144A”) and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A.

(c)          Each Initial Purchaser acknowledges and agrees that the Company and the Guarantors and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 6(e) and 6(g), counsel for the Company and the Guarantors and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements, contained in paragraph (b) above, and each Initial Purchaser hereby consents to such reliance.

(d)         The Company and the Guarantors acknowledge and agree that the Initial Purchasers may offer and sell Securities to or through any affiliate of an Initial Purchaser and that any such affiliate may offer and sell Securities purchased by it to or through any Initial Purchaser; provided that such offers and sales shall be made in accordance with the provisions of this Agreement.

(e)          Payment for the Securities shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representative in the case of the Securities, at the offices of Lowenstein Sandler LLP, 1251 Avenue of the Americas, New York, New York 10020 at 10:00 a.m., New York City time, on May 14, 2018, or at such other time or place on the same or such other date, not later than the fifth business day after the date of this Agreement, as the Representative and the Company may agree upon in writing. The time and date of such payment for the Securities is referred to herein as the “Closing Date.”

(f)           Payment for the Securities to be purchased on the Closing Date shall be made against delivery to the nominee of The Depository Trust Company (“DTC”) for the respective accounts of the several Initial Purchasers of the Securities to be purchased on the Closing Date, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of such Securities duly paid by the Company. The Global Note will be made available for inspection by the Representative at the office of Oppenheimer & Co. Inc., set forth above, not later than 1:00 p.m., New York City time, on the business day prior to the Closing Date.

(g)           The Company and the Guarantors acknowledge and agree that each Initial Purchaser is acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Guarantors with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Guarantors or any other person. Additionally, neither the Representative nor any other Initial Purchaser is advising the Company, any Guarantor or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representative nor any other Initial Purchaser shall have any responsibility or liability to the Company or the Guarantors with respect thereto. Any review by the Representative or any Initial Purchaser of the Company, the Guarantors, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representative or such Initial Purchaser and shall not be on behalf of the Company or the Guarantors.

3.          Representations and Warranties of the Company and the Guarantors. The Company and the Guarantors, jointly and severally, represent and warrant to each Initial Purchaser that:

(a)           Preliminary Offering Memorandum. The Preliminary Offering Memorandum, as of its date, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described as such in Section 7(b) hereof.

(b)          Time of Sale Information. The Time of Sale Information, at the Time of Sale, did not, and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in such Time of Sale Information, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described as such in Section 7(b) hereof. No statement of material fact included in the Offering Memorandum has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Offering Memorandum has been omitted therefrom.

(c)           Additional Written Communications. Neither the Company nor any of the Guarantors (including their respective agents and representatives, other than the Initial Purchasers in their capacity as such) has made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or any Guarantor or their respective agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Written Communication”) other than (i) the Preliminary Offering Memorandum, (ii) the Offering Memorandum, (iii) a term sheet substantially in the form of Annex A hereto, which constitutes part of the Time of Sale Information, and (iv) each electronic road show and any other written communications approved in writing in advance by the Representative. Each such Issuer Written Communication does not conflict with the information contained in the Time of Sale Information, and when taken together with the Time of Sale Information, did not, and at the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation and warranty with respect to any statements or omissions made in each such Issuer Written Communication in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in such Issuer Written Communication, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described as such in Section 7(b) hereof.

(d)          Offering Memorandum. As of the date of the Offering Memorandum and as of the Closing Date, the Offering Memorandum does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in the Offering Memorandum, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described as such in Section 7(b) hereof.

(e)          Incorporated Documents. The documents incorporated by reference in the Offering Memorandum or the Time of Sale Information, when filed with the Commission conformed, or will conform, as the case may be, in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”), and such documents did not, or will not, as the case may be, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)            Financial Statements. The financial statements of the Company (including all notes and schedules thereto) included or incorporated by reference in the Time of Sale Information and the Offering Memorandum present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified, it being understood that unaudited interim financial statements are subject to normal year-end adjustments; and such financial statements and related schedules and notes thereto, and the unaudited financial information included or incorporated by reference in the Time of Sale Information and the Offering Memorandum, have been prepared in conformity with generally accepted accounting principles (“GAAP”), consistently applied throughout the periods covered thereby, except as may be otherwise specified therein or to the extent unaudited interim financial statements exclude footnotes or may be condensed or summary statements. The summary and selected financial data included in the Time of Sale Information and the Offering Memorandum present fairly the information shown therein as at the respective dates and for the respective periods specified and have been presented on a basis consistent with the consolidated financial statements set forth in the Offering Memorandum and other financial information.

(g)          Independent Accountant. Marcum LLP (“Marcum”) whose reports are included or incorporated by reference as part of the Time of Sale Information and Offering Memorandum is and, during the periods covered by its reports, was an independent registered public accounting firm as required by the Securities Act and the published rules and regulations thereunder (the “Rules”).

(h)           No Material Adverse Effect. Subsequent to the respective dates as of which information is given in the Time of Sale Information and the Offering Memorandum, (i) there has not been any event which could have a Material Adverse Effect (as defined below); (ii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree which would have a Material Adverse Effect; and (iii) since the date of the latest balance sheet included in the Time of Sale Information and the Offering Memorandum, neither the Company nor its subsidiaries has (A) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except such liabilities or obligations incurred in the ordinary course of business, (B) entered into any transaction not in the ordinary course of business or (C) declared or paid any dividend or made any distribution on any shares of its stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its capital stock.

(i)           Organization and Good Standing. The Company and each of its subsidiaries, including each entity (corporation, partnership, joint venture, association or other business organization) controlled directly or indirectly by the Company (each, a “subsidiary”), is duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation or organization and each such entity has all requisite power and authority to carry on its business as is currently being conducted as described in the Time of Sale Information and the Offering Memorandum, and to own, lease and operate its properties. The Company and each of its subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted by it or location of the assets or properties owned, leased or licensed by it requires such qualification, except for such jurisdictions where the failure to so qualify individually or in the aggregate would not have a material adverse effect on (A) the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as a whole (B) the ability of the Comp-any and the Guarantors to perform their obligations under any Transaction Document, (C) the validity or enforceability of any Transaction Document, (D) the attachment, perfection or priority of any of the Liens or the security interests intended to be created by the Collateral Documents, or (E) the consummation of any of the transactions contemplated under any of the Transaction Documents (each, a “Material Adverse Effect”); and to the Company’s knowledge, no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

(j)          Capitalization. The Company has authorized and outstanding capital stock as set forth under the caption “Capitalization” in the Time of Sale Information and the Offering Memorandum. All of the issued and outstanding shares of Common Stock have been duly and validly issued and are fully paid and nonassessable. There are no statutory preemptive or other similar rights to subscribe for or to purchase or acquire any shares of Common Stock of the Company or any of its subsidiaries or any such rights pursuant to its certificate of incorporation or by-laws or any agreement or instrument to or by which the Company or any of its subsidiaries is a party or bound. Except as disclosed in the Time of Sale Information and the Offering Memorandum and except for the Additional Shares, there is no outstanding option, warrant or other right calling for the issuance of, and there is no commitment, plan or arrangement to issue, any share of stock of the Company or any of its subsidiaries or any security convertible into, or exercisable or exchangeable for, such stock. The exercise price of each employee option to acquire Common Stock (each, a “Company Stock Option”) is no less than the fair market value of a share of Common Stock as determined on the date of grant of such Company Stock Option. All grants of Company Stock Options were validly issued and properly approved by the board of directors of the Company in material compliance with all applicable laws and the terms of the plans under which such Company Stock Options were issued and were recorded on the Company Financial Statements in accordance with GAAP, and no such grants involved any “back dating”, “forward dating,” “spring loading” or similar practices with respect to the effective date of grant. The Common Stock and the Securities conform in all material respects to all statements in relation thereto contained in the Time of Sale Information and the Offering Memorandum. All of the issued shares of capital stock of, or other ownership interests in, each Guarantor have been duly and validly authorized and issued and are fully paid and, in the case of stock, non-assessable and are owned, directly or indirectly, by the Company, free and clear of any lien, charge, mortgage, pledge, security interest, claim, limitation on voting rights, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever, other than Permitted Liens.

(k)          Due Authorization. The Company and the Guarantors have the full right, power and authority to execute and deliver this Agreement and the other Transaction Documents and to perform their obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of each of the Transaction Documents and the consummation by it of the transactions contemplated thereby or by the Time of Sale Information and the Offering Memorandum has been duly and validly taken.

(l)           Purchase Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors.

(m)        The Securities. The Securities to be issued and sold by the Company and the Guarantors hereunder have been duly authorized by the Company and the Guarantors and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of each of the Company and the Guarantors enforceable against the Company and the Guarantors in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”), and will be entitled to the benefits provided by the Indenture, the Collateral Documents and the Registration Rights Agreement.

(n)          The Indenture, the Collateral Documents and the Registration Rights Agreement. Each of the Indenture, the Collateral Documents and the Registration Rights Agreement have been duly authorized by the Company and the Guarantors and, when duly executed and delivered in by each of the parties thereto, will constitute a valid and legally binding agreement of each of the Company and the Guarantors, enforceable against each of the Company and the Guarantors in accordance with its terms, except as enforceability may be limited by the Enforceability Exceptions.

(o)          The Underlying Securities; Additional Shares. Upon issuance, authentication and delivery of the Securities in accordance with this Agreement and the Indenture, the Securities will be convertible into the Underlying Securities, subject to certain conditions set forth in, and in accordance with the terms of, the Securities and the Indenture; the Company has duly authorized and reserved for issuance by all necessary corporate action 4,444,217 shares of Common Stock (appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction occurring after the date hereof) (the “Maximum Share Reserve”) for issuance upon conversion of the Securities and for issuance as Additional Shares. 3,000,000 shares of the Maximum Share Reserve (appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction occurring after the date hereof) shall be reserved exclusively for issuance upon conversion of the Securities (the “Maximum Conversion Share Reserve”). Up to all of the remaining 1,444,217 shares (appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction occurring after the date hereof) of the Maximum Share Reserve may be reserved for issuance as Additional Shares (the “Maximum Additional Share Reserve”). When issued upon conversion of the Securities in accordance with the terms of the Securities and the Indenture, the Underlying Securities will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim; and the issuance of such Underlying Securities will not be subject to any preemptive or similar rights. When issued in accordance with the terms of the Securities and the Indenture, the Additional Shares will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim; and the issuance of such Additional Shares will not be subject to any preemptive or similar rights.

(p)          Descriptions of the Transaction Documents. There is no document, contract or other agreement required to be described in Time of Sale Information or the Offering Memorandum, which is not described as required by the Securities Act or Rules. Each description of a contract, document or other agreement in the Time of Sale Information or the Offering Memorandum accurately reflects, in all respects, the terms of the underlying contract, document or other agreement. Each contract, document or other agreement described in the Time of Sale Information or the Offering Memorandum or incorporated by reference is in full force and effect and is valid and enforceable by and against the Company or its subsidiary, as the case may be, in accordance with its terms. When executed and delivered, the Transaction Documents will conform in all material respect to the descriptions thereof in the Time of Sale Information and the Offering Memorandum.

(q)          No Violation or Default. Neither the Company nor any subsidiary (i) is in violation of its certificate or articles of incorporation, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents, (ii) is in default under, and no event has occurred which, with notice or lapse of time, or both, would constitute a default under, or result in the creation or imposition of any lien, charge, mortgage, pledge, security interest, claim, limitation on voting rights, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever, upon, any property or assets of the Company or any subsidiary pursuant to, any bond, debenture, note, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any statute, law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, foreign or domestic, except (in the case of clauses (ii) and (iii) above) for violations or defaults that could not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

(r)           No Conflicts; No Approvals. The execution, delivery and performance by the Company and the Guarantors of each of the Transaction Documents, the issuance and sale of the Securities, the issuance of any Underlying Securities upon conversion thereof, the issuance of the Additional Shares, and the consummation of the transactions contemplated by the Transaction Documents or the Time of Sale Information and the Offering Memorandum will not (i) give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default under, or require any consent or waiver (other than such consents or waivers which have already been obtained and are in full force and effect) under, or result in the execution or imposition of any Lien upon any properties or assets of the Company or its subsidiaries (except for Liens pursuant to the Collateral Documents) pursuant to the terms of, (x) any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which either the Company or its subsidiaries or any of their properties or businesses is bound, or (y) any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any of its subsidiaries or (ii) violate any provision of the charter or by-laws of the Company or any of its subsidiaries. No consent, approval, authorization or order of any governmental authority, or third party is required (i) for the issuance and sale by the Company and the Guarantors of the Securities to the Initial Purchasers or the issuance of the Underlying Securities and the Additional Shares, (ii) the issuance by the Guarantors of the Guarantees, or (iii) the consummation by the Company and the Guarantors of the other transactions contemplated by the Transaction Documents, except such as have been obtained and such as may be required under state securities or “Blue Sky” laws in connection with the purchase and resale of the Securities by the Initial Purchasers.

(s)          Legal Proceedings. Other than as described in the Offering Memorandum, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and, to the knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(t)           Title to Property. Except as disclosed in the Time of Sale Information and the Offering Memorandum, the Company and each of its subsidiaries has good and marketable title to all property owned by it, in each case free and clear of all Liens, other than Permitted Liens or Permitted Encumbrances, as applicable. Except as disclosed in the Time of Sale Information and the Offering Memorandum, all property held under lease by any of the Company or any of its subsidiaries is held by such company under valid, existing and enforceable leases, free and clear of all Lines, other than Permitted Liens or Permitted Encumbrances, as applicable.

(u)         Intellectual Property. The Company and its subsidiaries own or possess adequate rights to use all patents, patent applications, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, trademark registrations, service marks, service mark registrations, trade names, mask work rights and other intellectual property necessary to carry on the business now operated by it or proposed to be operated by it as described in the Time of Sale Information and the Offering Memorandum (collectively, “Intellectual Property”), except where the lack of such ownership or rights to use would not have a Material Adverse Effect. Except as disclosed in the Time of Sale Information and the Offering Memorandum, there is no litigation or other proceeding pending or, to the Company’s knowledge, threatened by any third party challenging or questioning the ownership, validity, or enforceability of the Company’s right to use or own any Intellectual Property or asserting that the use of the Company’s Intellectual Property by the Company or the operation of the Company’s business infringes upon or misappropriates the Intellectual Property of any third party. Except as disclosed in the Time of Sale Information and the Offering Memorandum, neither the Company nor any subsidiary has received a written notice that any of, the Intellectual Property (x) has expired, terminated or been abandoned, or (y) is essential for the Company’s business and is expected to expire or terminate or be abandoned within two (2) years from the date of this Agreement. Except as disclosed in the Time of Sale Information and the Offering Memorandum, or as would not, individually or in the aggregate have a Material Adverse Effect, to the Company’s knowledge, (i) there is no infringement by third parties engaged in commercial activity of any Intellectual Property of the Company relating to the Company’s business and (ii) there are no non-commercial activities being performed by any third parties which, upon commercialization thereof, would reasonably be expected to infringe on the Intellectual Property of the Company. The Company and its subsidiaries have taken all steps necessary to perfect its ownership of and interest in the Intellectual Property.

(v)          No Undisclosed Relationships. No transaction has occurred between or among the Company and any of its officers or directors, stockholders or any affiliate or affiliates of any such officer or director or stockholder that is required to be described in and is not described in the Time of Sale Information and the Offering Memorandum.

(w)        Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities and the application of proceeds thereof as described in the Time of Sale Information and the Offering Memorandum, will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(x)          Taxes. The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all returns required to be paid or filed through the date hereof, except as currently being contested in good faith and for which appropriate reserves have been established on the books and records of the Company to the extent required by GAAP. The provisions for taxes payable, if any, shown on the financial statements included or incorporated by reference in the Time of Sale Information and the Offering Memorandum are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. No material issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or its subsidiaries, and no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or its subsidiaries. The term “taxes” means all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed by the Company and its subsidiaries in respect to taxes.

(y)           Licenses and Permits. The Company and each of its subsidiaries possesses all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies (collectively, the “Permits”), to own, lease and license its assets and properties and conduct its business, all of which are valid and in full force and effect, except where the lack of such Permits, individually or in the aggregate, would not have a Material Adverse Effect. Except as described in the Time of Sale Information and the Offering Memorandum, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course. Except as may be required under the Securities Act and state and foreign Blue Sky laws, no other Permits are required to enter into, deliver and perform this Agreement and to issue and sell the Securities.

(z)           No Labor Disputes. Neither the Company nor any of its subsidiaries is involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened, which dispute would reasonably be expected have a Material Adverse Effect. To the Company’s knowledge, no existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors would reasonably be expected to have a Material Adverse Effect. To the Company’s knowledge, there is no threatened or pending litigation between the Company or its subsidiaries and any of its executive officers which, if adversely determined, would have a Material Adverse Effect.

(aa)        Compliance with and Liability under Environmental Laws. Except as disclosed in the Time of Sale Information and the Offering Memorandum, (i) the Company and each of its subsidiaries is in compliance in all material respects with all rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment (“Environmental Laws”), which are applicable to its business; (ii) neither the Company nor its subsidiaries has received any written notice from any governmental authority or third party of an asserted claim under Environmental Laws; (iii) the Company and each of its subsidiaries has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and is in compliance in all material respects with all terms and conditions of any such permit, license or approval; and (iv) no property which is or has been owned, leased or occupied by the Company or its subsidiaries has been designated as a Superfund site pursuant to the Comprehensive Environmental Response, Compensation of Liability Act of 1980, as amended (42 U.S.C. Section 9601, et. seq.) (“CERCLA 1980”) or otherwise designated as a contaminated site under applicable state or local law. Neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under the CERCLA 1980.

(bb)        Compliance with ERISA. The Company has fulfilled its obligations, if any, in all material respects under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” as defined in Section 3(3) of ERISA and such regulations and published interpretations in which its employees are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. No “Reportable Event” (as defined in 12 ERISA) has occurred with respect to any “Pension Plan” (as defined in ERISA) for which the Company could have any liability.

(cc)         Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), which are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within the Company. Except as disclosed in the Time of Sale Information and the Offering Memorandum, such disclosure controls and procedures are effective.

The Company has carried out evaluations of the effectiveness of such disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act. Based on the evaluation of its disclosure controls and procedures, except as disclosed in the Time of Sale Information and the Offering Memorandum, the Company is not aware of (i) any material weakness or significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls.

(dd)         Accounting Controls. The books, records and accounts of the Company and its subsidiaries accurately and fairly reflect in all material respects the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and its subsidiaries. Except as disclosed in the Preliminary Offering Memorandum and the Offering Memorandum, the Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ee)          eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Time of Sale Information and the Offering Memorandum fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ff)          Insurance. The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions described in the Time of Sale Information and Offering Memorandum; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or the Company’s or its subsidiaries’ respective businesses, assets, employees, officers and directors are in full force and effect; the Company and each of its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and neither the Company nor any subsidiary of the Company has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that is not materially greater than the current cost. Neither the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(gg)        No Unlawful Payments. Neither the Company nor any other person associated with or acting on behalf of the Company (including, without limitation, any director, officer, agent or employee of the Company or its subsidiaries), has , directly or indirectly, while acting on behalf of the Company or its subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment.

(hh)       Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending, or to the best knowledge of the Company, threatened.

(ii)          No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any United States sanctions administered by OFAC.

(jj)           No Restrictions on Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company, except for restrictions imposed by governmental laws or regulations of countries outside the United States or actions taken by companies in order to comply with such laws and regulations, including but not limited to the subordination of certain loans to creditors in the ordinary course of business, and such other restrictions that would not reasonably be likely to result in a Material Adverse Effect.

(kk)        No Broker’s Fees. Except as disclosed in the Time of Sale Information and the Offering Memorandum, neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Initial Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities or any of the transactions contemplated by the Transaction Documents.

(ll)          Rule 144A Eligibility. On the Closing Date, the Securities will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system; and each of the Time of Sale Information, as of the Time of Sale, and the Offering Memorandum, as of its date, contains or will contain all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

(mm)      No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(nn)        No General Solicitation or Directed Selling Efforts. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no representation is made) has (i) solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engaged in any directed selling efforts within the meaning of Regulation S under the Securities Act (“Regulation S”), and all such persons have complied with the offering restrictions requirement of Regulation S.

(oo)        Securities Law Exemptions. To the Company’s knowledge, neither the Company nor any (i) director or executive officer of the Company, (ii) other officer of the Company participating in the offering of the Securities, (iii) any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, or (iv) promoter connected with the Company in any capacity on the date hereof (collectively, “Insiders”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2)(i) or (d)(3) of the Securities Act. The Company is not disqualified from relying on Rule 506 of Regulation D under the Securities Act (“Rule 506”) for any of the reasons stated in Rule 506(d) in connection with the issuance and sale of the Securities to the Initial Purchasers pursuant to this Agreement. The Company has exercised reasonable care, including without limitation, conducting a factual inquiry that is appropriate in light of the circumstances, into whether any such disqualification under Rule 506(d) exists. Any outstanding securities of the Company (of any kind or nature) that were issued in reliance on Rule 506 at any time on or after September 23, 2013 have been issued in compliance with Rule 506(d) and (e). Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 2(b) and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

(pp)       No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities or the Underlying Securities.

(qq)        Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in the Time of Sale Information and the Offering Memorandum will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(rr)          Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Time of Sale Information or the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ss)        Statistical and Market Data. The statistical and market related data included or incorporated by reference in the Time of Sale Information or the Offering Memorandum are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(tt)         Sarbanes-Oxley Act. The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), any related rules and regulations promulgated by the Commission and corporate governance requirements under applicable NASDAQ Stock Market LLC (“NASDAQ”) regulations. There is and has been no failure on the part of the Company or any of its directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act, including, without limitation, Section 402 related to loans and Sections 302 and 906 related to certifications.

(uu)       Off Balance Sheet Arrangements. Except as described in the Time of Sale Information and the Offering Memorandum, there are no material off-balance sheet arrangements (as defined in Item 303 of Regulation S-K) that have or are reasonably likely to have a material current or future effect on the Company’s financial condition, revenues or expenses, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources.

(vv)       No Registration Rights; Lock-Ups. No person or entity has any right to require, or cause the Company or the Guarantors to effect, registration of shares of Common Stock or other securities of the Company or any Guarantor because of the consummation of the transactions contemplated by the Transaction Documents, except for persons and entities who have expressly waived such right in writing or who have been given timely and proper written notice and have failed to exercise such right within the time or times required under the terms and conditions of such right. Each director and executive officer of the Company listed on Schedule 2 hereto has delivered to the Representative an enforceable written lock-up agreement in the form attached to this Agreement as Exhibit A hereto (“Lock-Up Agreement”).

(ww)       NASDAQ. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the listing of the Common Stock on the NASDAQ Capital Market, nor has the Company received any notification that the Commission or the NASDAQ Capital Market is contemplating terminating such registration or listing.

(xx)        Audit Committee. The Company’s board of directors has validly appointed an audit committee whose composition satisfies the requirements of the NASDAQ and the board of directors and/or the audit committee has adopted a charter that satisfies the requirements of the NASDAQ.

(yy)        No Prohibited Activities. Except as described in the Time of Sale Information and the Offering Memorandum and as preapproved in accordance with the requirements set forth in Section 10A of the Exchange Act, Marcum has not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

(zz)         Approvals. Each approval, consent, order, authorization, designation, declaration or filing of, by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company and the Guarantors of the Transaction Documents and the consummation of the transactions therein contemplated required to be obtained or performed by the Company (except such additional steps as may be required by the Financial Industry Regulatory Authority (“FINRA”) or NASDAQ or as may be necessary to qualify the Securities for public offering by the Initial Purchasers under the state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

(aaa)       Collateral Documents. Each of the Collateral Documents, once executed and delivered, will be effective to create in favor of the Collateral Agent for the benefit of the secured parties named therein, legal, valid and enforceable liens on, and security interests in, all property pledged or granted as Collateral pursuant to the Collateral Documents. When (i) the Mortgages are recorded in the official real property records of the County and State where the real property which comprises a part of the Collateral (the “Mortgage Collateral”) is located, and all filing fees and mortgage recording taxes payable with respect thereto have been paid in full, (ii) financing statements and other filings in appropriate form are filed in the offices specified in Section 2 to the Perfection Certificate, and (iii) the Collateral Agent has taken possession or control of any Collateral (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by the applicable Collateral Document), the liens created by the Collateral Documents shall constitute fully perfected, and as the Mortgage Collateral first priority, liens on, and security interests in, all right, title and interest of the Grantors in the Collateral, to the extent that under applicable law such security interest in the Collateral (other than Mortgage Collateral) can be perfected by such filings or such possession or control and to the extent that under applicable law such security interest in the Mortgage Collateral can be perfected by such recording, in each case subject to no Liens other than Permitted Liens (as to all Collateral other than the Mortgage Collateral) or Permitted Encumbrances (as to the Mortgage Collateral).

(bbb)      Solvency. All indebtedness represented by the Securities is being incurred for proper purposes and in good faith. On the Closing Date, after giving pro forma effect to this offering and the use of proceeds therefrom as indicated in the “Use of Proceeds” section of the Time of Sale Information and the Offering Memorandum, the Company and each Guarantor (i) will be solvent, (ii) will have sufficient capital for carrying on its business and (iii) will be able to pay its debts as they mature. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company and each Guarantor is not less than the total amount required to pay the liabilities of the Company and each Guarantor on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company and each Guarantor is able to pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Securities, neither the Company nor any Guarantor is incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) neither the Company nor any Guarantor is engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company or any Guarantor is engaged; and (v) neither the Company nor any Guarantor is otherwise insolvent under the standards set forth in applicable laws.

(ccc)      Certificates. Each certificate signed by any officer of the Company, or any subsidiary thereof, delivered to the Initial Purchasers shall be deemed a representation and warranty by the Company or any such subsidiary thereof (and not individually by such officer) to the Initial Purchasers with respect to the matters covered thereby. All information certified by an officer of the Company in the Perfection Certificate, dated as of the Closing Date, and delivered by such officer on behalf of the Company, is and will be true and correct as of any Closing Date.

4.            Further Agreements of the Company and the Guarantors. The Company and the Guarantors jointly and severally covenant and agree with each Initial Purchaser that:

(a)          Delivery of Copies. The Company will deliver to the Initial Purchasers and counsel for the Initial Purchasers as many copies of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Offering Memorandum (including all amendments and supplements thereto) as the Representative may reasonably request.

(b)          Offering Memorandum, Amendments or Supplements. Before finalizing the Offering Memorandum or making or distributing any amendment or supplement to any of the Time of Sale Information or the Offering Memorandum or filing with the Commission any document that will be incorporated by reference therein, the Company will furnish to the Representative and counsel for the Initial Purchasers a copy of the proposed Offering Memorandum or such amendment or supplement or document to be incorporated by reference therein for review, and will not distribute any such proposed Offering Memorandum, amendment or supplement or file any such document with the Commission to which the Representative reasonably objects except as required by law.

(c)           Additional Written Communications. Before making, preparing, using, authorizing, approving or referring to any Issuer Written Communication, the Company will furnish to the Representative and counsel for the Initial Purchasers a copy of such written communication for review and will not make, prepare, use, authorize, approve or refer to any such written communication to which the Representative reasonably objects.

(d)           Notice to the Representative. The Company will advise the Representative promptly, and confirm such advice in writing, in the event that it becomes aware (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum or the Company’s receipt of notification of the initiation or threatening of any proceeding for that purpose; (ii) of the occurrence or development of any event at any time prior to the completion of the initial offering of the Securities as a result of which any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when such Time of Sale Information, Issuer Written Communication or the Offering Memorandum is delivered to a purchaser, not misleading; and (iii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum or suspending any such qualification of the Securities and, if any such order is issued, will use its reasonable best efforts to obtain as soon as possible the withdrawal thereof.

(e)          Ongoing Compliance of the Offering Memorandum and Time of Sale Information. (1) If at any time prior to the earlier of one year from the date hereof and completion of the initial offering of the Securities (i) any event or development shall occur or condition shall exist as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Offering Memorandum to comply with law, the Company will promptly notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Offering Memorandum (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented (or including such document to be incorporated by reference therein) will not, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum will comply with law and (2) if at any time prior to the Closing Date (i) any event or development shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Time of Sale Information to comply with law, the Company will promptly notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to any of the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented will not, in light of the circumstances under which they were made, be misleading.

(f)           Blue Sky Compliance. The Company shall cooperate with the Representative and its counsel in endeavoring to qualify the Securities and the Underlying Securities for offer and sale in connection with the offering under the laws of such jurisdictions as the Representative may designate and shall endeavor to maintain such qualifications in effect so long as required for the distribution of the Securities; provided, however, that the Company shall not be required in connection therewith, as a condition thereof, to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction.

(g)           Clear Market. Without the prior written consent of Oppenheimer & Co. Inc., for a period of 90 days after the date of this Agreement, the Company and each of its individual directors and executive officers listed on Schedule 2 hereto shall not issue, sell or register with the Commission (other than on Form S-8 or on any successor form), or otherwise dispose of, directly or indirectly, any equity securities of the Company (or any securities convertible into, exercisable for or exchangeable for equity securities of the Company), except for (A) the Securities to be sold hereunder, the Underlying Securities issuable upon conversion of the Securities and Additional Shares issuable pursuant to the terms of the Indenture, (B) the issuance of shares of Common Stock upon the exercise of warrants and other contractual rights to purchase shares of Common Stock outstanding on the date of this Agreement, and (C) the issuance of awards for and shares of Common Stock pursuant to the Company’s existing stock option plan or bonus plan as described in the Time of Sale Information and Offering Memorandum.

(h)          Use of Proceeds. The Company will apply the net proceeds from the offering of the Securities in the manner set forth under “Use of Proceeds” in the Time of Sale Information and the Offering Memorandum.

(i)            No Stabilization. Except as disclosed in the Time of Sale Information and the Offering Memorandum, the Company will not take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities and will not take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby.

(j)           Underlying Securities; Additional Shares. The Company will reserve and keep available at all times, free from pre-emptive rights, a number of shares of Common Stock equal to the Maximum Share Reserve (less any number of shares theretofore issued as Underlying Securities or Additional Shares) for the purpose of enabling the Company to satisfy all obligations to issue the Underlying Securities upon conversion of the outstanding Securities and, if the Company so elects, to issue the Additional Shares. The Company shall use the Maximum Conversion Share Reserve exclusively for the issuance of the Underlying Securities (assuming that the maximum increase to the conversion rate upon a Dilutive Issuance pursuant to Section 9.04(f) of the Indenture applies) and may use the Maximum Additional Share Reserve for the issuance of Additional Shares. No Additional Shares shall be issued by the Company to the extent that the shares of Common Stock remaining in the Maximum Share Reserve would, after giving effect to such issuance, be less than the remaining Underlying Securities that could then be issued pursuant to the Notes (calculated as provided in the prior sentence). For the avoidance of doubt, the Maximum Share Reserve (and, as a result, the Maximum Additional Share Reserve) may be increased by the Company to the extent that the Company obtains the requisite Stockholder Approval pursuant to NASDAQ Marketplace Rule 5635(c) or the listing requirements of any other Relevant Stock Exchange.

(k)          Exchange Listing. The Company will use its best efforts to effect and maintain the listing of the Underlying Securities and any Additional Shares issued by the Company on the NASDAQ Market.

(l)            Conversion Price. Between the date hereof and the Closing Date, the Company will not do or authorize any act or thing that would result in an adjustment of the conversion price.

(m)          Supplying Information. While the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities, prospective purchasers of the Securities designated by such holders and securities analysts, in each case upon request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(n)          DTC. The Company will assist the Initial Purchasers in arranging for the Securities to be eligible for clearance and settlement through DTC.

(o)           No Resales by the Company. During the period from the Closing Date until one year after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act.

(p)           No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(q)          No General Solicitation or Directed Selling Efforts. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) will (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.

(r)           No Public Announcements. Prior to the Closing Date, the Company will issue no press release or other communications directly or indirectly and hold no press conference with respect to the Company, the condition, financial or otherwise, or the earnings, business affairs or business prospects of any of them, or the offering of the Securities, without the prior written consent of the Representative, which shall not be unreasonably delayed or withheld, unless in the judgment of the Company and its counsel, and after notification to the Representative, such press release or communication is required by law.

(s)           Performance of Transaction Documents. The Company and the Guarantors shall do and perform all things required to be done and performed under the Transaction Documents prior to and after the Closing Date.

5.            Certain Agreements of the Initial Purchasers. Each Initial Purchaser hereby represents and agrees that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than (i) the Preliminary Offering Memorandum and the Offering Memorandum, (ii) a written communication that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Offering Memorandum or the Offering Memorandum, (iii) the term sheet attached hereto as Annex A or any written communication prepared pursuant to Section 4(c) above (including any electronic road show), (iv) any written communication prepared by such Initial Purchaser and approved by the Company in advance in writing or (v) any written communication relating to or that contains the terms of the Securities and/or other information that was included (including through incorporation by reference) in the Preliminary Offering Memorandum or the Offering Memorandum. No Initial Purchaser nor any of its affiliates or any other person acting on its or their behalf will solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

6.            Conditions of Initial Purchasers’ Obligations. The obligation of each Initial Purchaser to purchase the Securities on the Closing Date, as provided herein is subject to the performance by the Company and the Guarantors of their covenants and other obligations hereunder and to the following additional conditions:

(a)          Representations and Warranties. The representations and warranties of the Company and the Guarantors contained in this Agreement, in each of the other Transaction Documents, in the Perfection Certificate and in the certificates delivered pursuant to Section 6(c) shall be true and correct when made and on and as of the Closing Date, as if made on such date, except for representations and warranties that speak solely as of an earlier date, which shall be true and correct as of such earlier date. The Company and the Guarantors and each other party to the Transaction Documents (other than the Initial Purchasers) shall have performed all covenants and agreements and satisfied all the conditions on their respective parts required to be performed or satisfied at or before such Closing Date.

(b)          No Material Adverse Change. The Representative shall be reasonably satisfied that since the respective dates as of which information is given in the Time of Sale Information and the Offering Memorandum, (i) there shall not have been any material change in the capital stock of the Company or any material change in the indebtedness (other than in the ordinary course of business) of the Company, (ii) except as set forth in or contemplated by the Time of Sale Information or the Offering Memorandum, no material oral or written agreement or other transaction shall have been entered into by the Company that is not in the ordinary course of business or that could reasonably be expected to result in a material reduction in the future earnings of the Company, (iii) no loss or damage (whether or not insured) to the property of the Company shall have been sustained that had or could reasonably be expected to have a Material Adverse Effect, (iv) no legal or governmental action, suit or proceeding affecting the Company or any of its properties that is material to the Company or that affects or would reasonably be expected to affect the transactions contemplated by the Transaction Documents shall have been instituted or threatened and (v) there shall not have been any material change in the assets, properties, condition (financial or otherwise), or in the results of operations, business affairs or business prospects of the Company or its subsidiaries considered as a whole that makes it impractical or inadvisable in the Representative’s reasonable judgment to proceed with the purchase or offering of the Securities as contemplated hereby.

(c)           Officer’s Certificate. The Representative shall have received on and as of the Closing Date, a certificate, on behalf of the Company and the Guarantors, of the chief executive officer and the chief financial officer and chief accounting officer of the Company and the Guarantors: (i) confirming that such officers has carefully reviewed the Time of Sale Information and the Offering Memorandum and, to the knowledge of such officer, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company and the Guarantors in the Transaction Documents are true and correct and that the Company and the Guarantors have complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and (iii) to the effect set forth in paragraphs (a) and (b) above.

(d)          Comfort Letters. On the date of this Agreement and on the Closing Date, Marcum LLP shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to the Initial Purchasers with respect to the financial statements and certain financial information contained or incorporated by reference in the Time of Sale Information and the Offering Memorandum; provided, that the letter delivered on the Closing Date, shall use a “cut-off” date no more than three business days prior to such Closing Date.

(e)          Opinion and 10b-5 Statement of Counsel for the Company and the Guarantors. K&L Gates LLP, counsel for the Company and the Guarantors, shall have furnished to the Representative, at the request of the Company, its written opinion and 10b-5 statement, dated the Closing Date, and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative.

(f)            Opinion and 10b-5 Statement of Intellectual Property Counsel for the Company and the Guarantors. OGAWA Professional Corporation, intellectual property counsel for the Company and the Guarantors, shall have furnished to the Representative, a written opinion and 10b-5 statement, dated the Closing Date, and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative.

(g)           10b-5 Statement of Counsel for the Initial Purchasers. The Representative shall have received on and as of the Closing Date, a 10b-5 statement of Lowenstein Sandler LLP, counsel for the Initial Purchasers, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as it may reasonably request to enable it to pass upon such matters.

(h)            No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities or the performance of the other transactions contemplated by the Transaction Documents; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or the performance of the other transactions contemplated by the Transaction Documents.

(i)            Good Standing. The Representative shall have received on and as of the Closing Date, satisfactory evidence of the good standing of the Company and the Guarantors in their respective jurisdictions of organization and their good standing as a foreign entity in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(j)            DTC. The Securities shall have been designated TRACE securities in accordance with the rules and regulations adopted by FINRA relating to trading in the TRACE Market and all agreements set forth in the representation letter of the Company and the Guarantors to DTC relating to the approval of the Securities by DTC for “book-entry” transfer shall have been complied with.

(k)           Exchange Listing. An application for the listing of a number of shares of Common Stock equal to the Maximum Share Reserve shall have been approved for listing on the NASDAQ Market, subject to official notice of issuance.

(l)            Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Representative and the executive officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Representative on or before the date hereof, shall be in full force and effect on the Closing Date.

(m)          Registration Rights Agreement. On or prior to the Closing Date, the Company and the Guarantors shall have executed and delivered to the Initial Purchasers the Registration Rights Agreement.

(n)            Insurance Policies. The Company shall have delivered evidence satisfactory to the Initial Purchasers and the Collateral Agent that the insurance policies required by the Indenture and any Collateral Document are in full force and effect together with, in respect of those insurance policies maintained with respect to the properties of the Guarantors, certificates naming the Collateral Agent, on behalf of the secured parties, as an additional insured and/or loss payee and stating that cancellation, material addition in amount or material change in coverage shall not be effective until 30 days after written notice to the Collateral Agent.

(o)         Payment of Collateral Fees. The Company shall have delivered evidence acceptable to the Initial Purchasers of payment or arrangements for payment by the Company or the Guarantors of all applicable recording taxes, fees, charges, costs and expenses required for the recording of the Collateral Documents.

(p)         Delivery of Pledged Shares. The Company shall have delivered all certificates, agreements or instruments representing or evidencing capital stock pledged to the Collateral Agent (the “Pledged Shares”) accompanied by instruments of transfer and stock powers undated and endorsed in blank.

(q)         Collateral Agent Deliveries. The Collateral Agent shall have received (with a copy for each of the Initial Purchasers) on the Closing Date:

(i)        appropriately completed copies of Uniform Commercial Code financing statements naming the Company and each Guarantor as a debtor and the Collateral Agent as the secured party, or other similar instruments or documents to be filed under the UCC of all jurisdictions as may be necessary to perfect the security interests of the Collateral Agent pursuant to the Collateral Agreements;

(ii)       appropriately completed copies of Uniform Commercial Code Form UCC-3 termination statements, if any, necessary to release all Liens (other than Permitted Liens or Permitted Encumbrances, as applicable) of any Person in any collateral described in any security agreement previously granted by any Person;

(iii)      certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Initial Purchasers, dated a date reasonably near to the Closing Date, listing all effective financing statements which name the Company or any Guarantor (under its present name and any previous names) as the debtor, together with copies of such financing statements (none of which shall cover any collateral described in any Collateral Document, other than such financing statements that evidence Permitted Liens or permitted Encumbrances, as applicable); and

(iv)      such other approvals, opinions, or documents as the Collateral Agent may reasonably request in form and substance reasonably satisfactory to the Collateral Agent.

(r)          Liens. The Initial Purchasers and its counsel shall be reasonably satisfied that (i) the Liens granted to the Collateral Agent, for the benefit of the secured parties in the Collateral is of the priority described in the Time of Sale Information and the Offering Memorandum; and (ii) no Lien exists on any of the Collateral other than the Liens created in favor of the Collateral Agent, for the benefit of the secured parties, pursuant to the Collateral Documents, in each case subject only to Permitted Liens or Permitted Encumbrances, as applicable.

(s)         Transaction Documents. Each of the Transaction Documents shall have been executed and delivered by all parties thereto (other than the Initial Purchasers), and the Initial Purchasers shall have received a fully executed original of each Transaction Document. The terms of each Transaction Document shall conform in all material respects to the description thereof in the Time of Sale Information and the Offering Memorandum.

(t)          Additional Documents. On or prior to the Closing Date, the Company and the Guarantors shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

7.             Indemnification and Contribution.

(a)           Indemnification of the Initial Purchasers. The Company and the Guarantors jointly and severally agree to indemnify and hold harmless each Initial Purchaser, its officers and employees and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or the Offering Memorandum (or any amendment or supplement thereto), any amendment thereof or supplement thereto, or in any Blue Sky application or other information or other documents executed by the Company filed in any state or other jurisdiction to qualify any or all of the Securities under the securities laws thereof (any such application, document or information being hereinafter referred to as a “Blue Sky Application”) or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such indemnity shall not inure to the benefit of any Initial Purchaser (or any person controlling such Initial Purchaser) on account of any losses, claims, damages or liabilities arising from the sale of the Securities to any person by such Initial Purchaser if such untrue statement or omission or alleged untrue statement or omission was made in such Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication, any road show or the Offering Memorandum or such amendment or supplement thereto, or in any Blue Sky Application in reliance upon and in conformity with information furnished by any Initial Purchaser, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the Initial Purchasers’ Information (as hereinafter defined). This indemnity agreement will be in addition to any liability which the Company and the Guarantors may otherwise have.

(b)           Indemnification of the Company. Each Initial Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company, each Guarantor and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company or a Guarantor, and each officer of the Company or a Guarantor, against any losses, claims, damages or liabilities to which such party may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, any of the other Time of Sale Information (including any of the other Time of Sale Information that has subsequently been amended), any Issuer Written Communication, any road show or the Offering Memorandum (or any amendment or supplement thereto), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Offering Memorandum, any of the other Time of Sale Information (including any of the other Time of Sale Information that has subsequently been amended), any Issuer Written Communication, any road show or the Offering Memorandum (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished by any Initial Purchaser, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the Initial Purchasers’ Information (as hereinafter defined); provided, however, that the obligation of each Initial Purchaser to indemnify the Company and the Guarantors (including any controlling person, director or officer thereof) shall be limited to the amount of the discount and commissions applicable to the Securities to be purchased by such Initial Purchaser hereunder. The Parties hereto acknowledge and agree that, for all purposes of this Agreement, the “Initial Purchasers’ Information” shall consist solely of the following information in the Preliminary Offering Memorandum and the Offering Memorandum: the statements set forth in the sixth paragraph, the seventh paragraph, the fourth sentence of the eighth paragraph and the ninth paragraph under the section entitled “Plan of Distribution” in the Preliminary Offering Memorandum and the Offering Memorandum.

(c)          Notice and Procedures. Any party that proposes to assert the right to be indemnified under this Section 7 will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for in Section 7(a) or 7(b) shall be available to any party who shall fail to give notice as provided in this Section 7(c) if the party to whom notice was not given was unaware of the action, suit or proceeding to which such notice would have related and was prejudiced by the failure to give such notice but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under this Section. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have been advised in writing by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties, provided that the indemnifying party shall not be obligated to pay for the expenses of more than one counsel for all indemnified parties as a group. An indemnifying party shall not be liable for any settlement of any action, suit, and proceeding or claim effected without its written consent, which consent shall not be unreasonably withheld or delayed.

(d)           Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 7(a) or 7(b) is due in accordance with its terms but for any reason is unavailable to or insufficient to hold harmless an indemnified party in respect to any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate losses, liabilities, claims, damages and expenses (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by any person entitled hereunder to contribution from any person who may be liable for contribution) incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other hand from the offering of the Securities pursuant to this Agreement or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Guarantors on the one hand and the Initial Purchasers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 7, no Initial Purchaser (except as may be provided in the Agreement Among Initial Purchasers) shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Securities purchased by such Initial Purchaser. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director of the Company or a Guarantor, each officer of the Company or a Guarantor, and each person, if any, who controls the Company within the meaning of the Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company and the Guarantors. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section 7. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent. The Initial Purchasers’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective underwriting commitments and not joint.

(e)           Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8.           Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9.           Termination. (a) This Agreement may be terminated with respect to the Securities to be purchased on the Closing Date, by the Representative by notifying the Company at any time at or before the Closing Date, in the absolute discretion of the Representative if: (i) in the judgment of the Representative, there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted, or in the reasonable opinion of the Representative, will in the future materially disrupt, the securities markets or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the judgment of the Representative, inadvisable or impracticable to market the Securities or enforce contracts for the sale of the Securities; (ii) there has occurred any outbreak or material escalation of hostilities or acts of terrorism or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representative, inadvisable or impracticable to market the Securities or enforce contracts for the sale of the Securities; (iii) trading of any securities issued or guaranteed by the Company shall have been suspended on the NASDAQ Capital Market; (iv) trading in the Common Stock or any securities of the Company has been suspended or materially limited by the Commission or trading generally on the New York Stock Exchange, Inc. or the NASDAQ Capital Market has been suspended or materially limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by any of said exchanges or by such system or by order of the Commission, FINRA, or any other governmental or regulatory authority; (v) a banking moratorium has been declared by any state or federal authority; or (vi) in the reasonable judgment of the Representative, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Offering Memorandum, any Material Adverse Effect.

(b)           If this Agreement is terminated pursuant to any of its provisions, the Company and the Guarantors shall not be under any liability to any Initial Purchaser, and no Initial Purchaser shall be under any liability to the Company or any Guarantor, except that (y) if this Agreement is terminated by the Representative or the Initial Purchasers because of any failure, refusal or inability on the part of the Company or any Guarantor to comply with the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse the Initial Purchasers for all reasonable out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) incurred by them in connection with the proposed purchase and sale of the Securities or in contemplation of performing their obligations hereunder, subject to the provisions of Section 11 of this Agreement, and (z) no Initial Purchaser who shall have failed or refused to purchase the Securities agreed to be purchased by it under this Agreement, without some reason sufficient hereunder to reasonably justify cancellation or termination of its obligations under this Agreement, shall be relieved of liability to the Company or the Guarantors, or to the other Initial Purchaser for damages occasioned by its failure or refusal.

10.           Defaulting Initial Purchaser. If any Initial Purchaser shall default in its obligation to purchase on the Closing Date, the Securities agreed to be purchased hereunder on such date, the Representative shall have the right, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting Initial Purchasers, or any other initial purchasers, to purchase such Securities on the terms contained herein. If, however, the Representative shall not have completed such arrangements within such 36-hour period, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Initial Purchasers to purchase such Securities on such terms. If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the Representative and the Company as provided above, the aggregate number of Securities which remains unpurchased on the Closing Date, does not exceed 20% of the aggregate number of all the Securities that all the Initial Purchasers are obligated to purchase on such date, then the Company shall have the right to require each non-defaulting Initial Purchaser to purchase the number of Securities which such Initial Purchaser agreed to purchase hereunder at such date and, in addition, to require each non-defaulting Initial Purchaser to purchase its pro rata share (based on the number of Securities which such Initial Purchaser agreed to purchase hereunder) of the Securities of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Initial Purchaser from liability for its default. In any such case, either the Representative or the Company shall have the right to postpone the Closing Date, for a period of not more than seven days in order to effect any necessary changes and arrangements (including any necessary amendments or supplements to the Time of Sale Information or the Offering Memorandum or any other documents), and the Company agrees to promptly amend the Time of Sale Information or the Offering Memorandum which in the opinion of the Company and the Initial Purchasers and their counsel may thereby be made necessary.

The provisions of this Section 10 shall not in any way affect the liability of any defaulting Initial Purchaser to the Company, the Guarantors or the nondefaulting Initial Purchasers arising out of such default. The term “Initial Purchaser” as used in this Agreement shall include any person substituted under this Section 10 with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

11.           Payment of Expenses. Subject to the provisions of Section 9, whether or not the transactions contemplated by the Transaction Documents are consummated, the Company and the Guarantors will jointly and severally pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation and printing of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Offering Memorandum, (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing the Transaction Documents; (iv) the fees and expenses of the Company’s and the Guarantors’ counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Initial Purchasers (not to exceed $5,000)); (vi) any fees charged by ratings agencies for rating the Securities; (vii) the fees and expenses of the Trustee, any collateral agent and any paying agent (including the related fees and expenses of counsel to such parties); (viii) all costs and expenses in connection with the creation and perfection of the Collateral Documents (including without limitation, filing and recording fees, search fees, taxes and costs of title policies), (ix) all expenses and application fees incurred in connection with the approval of the Securities for book-entry transfer by DTC; (x) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; (xi) all expenses and application fees related to the listing of the Underlying Securities on NASDAQ and (xii) all reasonable out of pocket costs and expenses incident to the offering and the performance of the obligations of the Representative under this Agreement, including, without limitation, the fees and expenses of one counsel to the Initial Purchasers; provided, however, that the fees and expenses of counsel to the Initial Purchasers to be reimbursed by the Company pursuant to this paragraph shall not exceed $300,000 in the aggregate. Subject to the provisions of Section 9, the Initial Purchasers agree to pay, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the performance of the obligations of the Initial Purchasers under this Agreement not payable by the Company and the Guarantors pursuant to the preceding sentence, including, without limitation, the fees and expenses of counsel for the Initial Purchasers.

12.           Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor merely by reason of such purchase.

13.          Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Guarantors and the Initial Purchasers contained in this Agreement or made by or on behalf of the Company, the Guarantors or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Guarantors or the Initial Purchasers.

14.          Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

15.          Miscellaneous.

(a) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section prior to 5:00 p.m. (Eastern time) on a business day, (ii) the business day after the date of transmission, if such notice or communication is delivered via email at the email address specified in this Agreement later than 5:00 p.m. ( Eastern time) on any date and earlier than 11:59 p.m. (Eastern time) on such date, (iii) the business day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. Notices to the Initial Purchasers shall be given to each of the Representative as follows: c/o Oppenheimer & Co. Inc., 85 Broad Street, New York, New York 10004 Attention: Equity Capital Markets, email address: ecmexecution@opco.com, with a copy to Oppenheimer & Co. Inc., 85 Broad Street, New York, New York 10004, Attention: General Counsel, email address: peter.vogelsang@opco.com, with a copy (which shall not constitute notice hereunder) to Lowenstein Sandler LLP, 1251 Avenue of the Americas, New York, New York 10020, Attention: John D. Hogoboom, email address: jhogoboom@lowenstein.com. Notices to the Company and the Guarantors shall be given to them c/o Akoustis Technologies, Inc., 9805 Northcross Center Court, Suite A Huntersville, NC 28078, Attention: Chief Executive Officer, email address: jshealy@akoustis.com, with a copy to c/o Akoustis Technologies, Inc., 9805 Northcross Center Court, Suite A Huntersville, NC 28078, Attention: General Counsel, email address: dwright@akoustis.com, with a copy (which shall not constitute notice hereunder) to K&L Gates LLP, 214 North Tryon Street, 47th Floor, Charlotte, NC 28202, Attention: Sean M. Jones, email address: sean.jones@klgates.com.

(b)          Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

(c)           Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Initial Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company and the Guarantors, which information may include the name and address of their respective clients, as well as other information that will allow the Initial Purchasers to properly identify their respective clients.

(d)          Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e)           Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f)           Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(g)          Xtract Research LLC. The Company hereby agrees that the Initial Purchasers may provide copies of the Preliminary Offering Memorandum and the Final Offering Memorandum relating to the offering of the Securities and any other agreements or documents relating thereto, including, without limitation, trust indentures, to Xtract Research LLC (“Xtract”) following the completion of the offering for inclusion in an online research service sponsored by Xtract, access to which is restricted to “qualified institutional buyers” as defined in Rule 144A under the Securities Act.

[signature pages follows]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

AKOUSTIS TECHNOLOGIES, INC.

By:	/s/ John T. Kurtzweil
Name: John T. Kurtzweil
Title: Chief Financial Officer

AKOUSTIS, INC.

By:	/s/ John T. Kurtzweil
Name: John T. Kurtzweil
Title: Chief Financial Officer

Accepted: As of the date first written above

OPPENHEIMER & CO. INC.

For itself and on behalf of the

several Initial Purchasers listed

in Schedule 1 hereto.

By:	OPPENHEIMER & CO. INC.

By:	/s/ Eric Helenek
Name: Eric Helenek
Title: Managing Director

[Signature Page – Purchase Agreement]

Schedule 1

Initial Purchaser	Principal Amount of Securities to be Purchased

Oppenheimer & Co. Inc.	$9,750,000
Drexel Hamilton, LLC	5,250,000
Total	$15,000,000

Schedule 2

Jeffrey B. Shealy

John T. Kurtzweil

David M. Aichele

Steven P. DenBaars

Arthur E. Geiss

Jeffrey K. McMahon

Steven P. Miller

Jerry D. Neal

Suzanne B. Rudy

Annex A

Time of Sale Information

TERM SHEET

The information in this pricing term sheet, dated May 10, 2018, supplements the preliminary offering memorandum, dated May 1, 2018 (the “Preliminary Offering Memorandum”) related to Company offering of 6.5% Convertible Senior Secured Notes due 2023 (the “Notes”), and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum. In all other respects, this term sheet is qualified in its entirety by reference to the Preliminary Offering Memorandum. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Offering Memorandum.

Issuer:	Akoustis Technologies, Inc.

Ticker / Exchange for Common Stock:	AKTS NASDAQ Capital Market (the “NASDAQ”)

Pricing Date:	May 10, 2018

Trade Date:	May 10, 2018

Closing Date:	May 14, 2018

Notes:	6.5% Convertible Senior Secured Notes due 2023

Aggregate Principal Amount Offered:	$15.0 million

Issue Price:	100%, plus accrued interest, if any, from the Closing Date

Maturity:	May 31, 2023

Interest Rate; Payment:	6.5%. At the Company’s option, interest may be paid in cash and/or freely tradable shares of the Company’s common stock, subject to certain limitations, valued at 95% of the volume weighted average price of the common stock for the ten Trading Days ending on and including the Trading Day immediately preceding the interest payment date. Subject to the limitation described below under “Share Limitation,” interest payments will be made all in shares of common stock unless the Company gives written notice to the holders that it intends to make future interests payments either all or partially in cash. Such notice will not be effective until the end of the 15th Trading Day after such notice is given.

Interest Payment Dates:	February 28, May 31, August 31 and November 30, commencing August 31, 2018

Last Reported Sale:	$5.93 per share

Conversion Premium:	10.5% above the last reported sale price of our common stock on May 9, 2018

Conversion Price:	$6.55 per share

Initial Conversion Rate:	152.6718 shares of common stock per $1,000 principal amount of Notes

Adjustment to Conversion Rate:

In the event that the Company issues, or is deemed to issue, shares of common stock, other than Excluded Securities (as hereinafter defined) for a consideration per share (the “Trigger Price”) less than the conversion price in effect immediately prior to the such issuance or deemed issuance (a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the conversion rate then in effect shall be adjusted to reduce the conversion price to an amount equal to the higher of (i) the Trigger Price or (ii) $5.00 (appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction occurring after the Closing Date). As used herein, “Excluded Securities” means (i) capital stock, rights, warrants or options to subscribe for or purchase common stock or Convertible Securities (as hereinafter defined) (“Options”) issued to directors, officers, employees or consultants of the Company or a Guarantor in connection with their service as directors of the Company or a Guarantor, their employment by the Company or a Guarantor or their retention as consultants by the Company or a Guarantor pursuant to an employee benefit plan approved by the Board of Directors of the Company or the Compensation Committee of the Board of Directors of the Company, (ii) shares of common stock issued upon the conversion or exercise of Options or any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of common stock (“Convertible Securities”) that were issued and outstanding immediately preceding the execution and delivery of the Purchase Agreement (the “Effective Time”), provided such securities are not amended after the Effective Time to increase the number of shares of common stock issuable thereunder, lower the exercise or conversion price thereof or extend the term thereof, (iii) securities issued pursuant to the Purchase Agreement and shares of common stock issued in respect of such securities, (iv) shares of common stock issued or issuable by reason of a dividend, stock split or other distribution on shares of common stock (but only to the extent that such a dividend, stock split or distribution results in an adjustment in the conversion rate pursuant to the other provisions of the Notes), and (v) capital stock, Options or Convertible Securities issued as consideration for an acquisition or strategic transaction (including a joint venture, technology license agreement or other similar strategic arrangement relating to the Company’s business and operations) approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be a person or entity (or to the equityholders of an entity) which is, itself or through its subsidiaries, an operating company in a business which the Board of Directors of the Company in the good faith exercise of its business judgement believes is synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not, for the purposes of this clause (v), include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

Make-Whole Provision:

If a holder elects to convert the Notes at any time on or after the date that is one year after the last date of original issuance of the notes and prior to May 31, 2021, the holder will also receive a make-whole payment equal to the remaining scheduled interest payments that would have been made on the Notes converted had such notes remained outstanding through the put date (as defined below). Subject to the limitation described below under “Share Limitation,” at the Company’s option, make-whole payments may be paid in cash and/or freely tradable shares of the Company’s common stock valued at 95% of the volume weighted average price of the common stock for the ten Trading Days ending on and including the Trading Day immediately preceding the conversion date. See “Description of Notes—Conversion Rights—Interest Make-Whole Payment upon Conversion” in the Preliminary Offering Memorandum. Subject to the limitation described below under “Share Limitation,” make-whole payments will be made all in shares of common stock unless the Company gives written notice to the holders that it intends to make future make-whole payments either all or partially in cash. Such notice will not be effective until the end of the 15th Trading Day after such notice is given.

Notwithstanding the forgoing, if in connection with any conversion a holder received a fundamental change payment (as hereinafter defined), then such holder will not receive the additional payment with respect to such Note.

Record Dates:	February 15, May 15, August 15 and November 15

Ranking:

The Notes will be secured by a perfected first priority lien (subject to permitted liens) on substantially all of the Company’s and its subsidiaries’ assets, including the Canandaigua, New York manufacturing facility of the Company’s subsidiary, Akoustis, Inc., the Company’s and its subsidiaries’ U.S. patents and trademarks, and a pledge of the Company’s equity interest in Akoustis, Inc. The Notes are senior secured obligations. The notes will be the Company’s senior secured obligations and will rank senior to all of the Company’s existing and future unsecured indebtedness to the extent of the value of the collateral. The Company has the right to incur capital lease obligations and purchase money indebtedness for the purpose of financing the purchase price or cost of equipment used in its and its subsidiaries’ production lines and up to an additional $1 million of such indebtedness for other purposes. The notes will rank junior to that indebtedness to the extent of the assets acquired with the proceeds thereof.

Guarantees

The guarantors and any successor of any guarantor under the indenture, jointly and severally with any other guarantors, will irrevocably and unconditionally guaranteed, on a senior basis, the following:

●             the due and punctual payment of the principal of, premium, if any, and interest on the Notes, whether at maturity of the Notes, by acceleration or otherwise; the due and punctual payment of interest on any overdue principal or interest, if any, on the Notes, to the extent lawful; and the due and punctual performance of all other obligations of the guarantors and any successor of the guarantor to the holders or to the trustee; and

●             in case of any extension of time of payment or renewal of any Notes or any such other obligations, that the obligations will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity of the notes, by acceleration or otherwise.

All of the Company’s now owned and hereafter acquired direct and indirect subsidiaries are and will be guarantors under the indenture.

Put Right:	The holders of the Notes will have a one-time right, effective on May 31, 2021 (the “put date”), exercisable prior thereto in the manner described in the indenture, to require the Company to repurchase for cash all (but not less than all) of their Notes at a purchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, and including, the put date.

Share Limitation:

The number of shares the Company may deliver in respect of the Notes, including those delivered in lieu of cash interest, in connection with an interest make-whole payment, or in a fundamental change payment (as hereinafter defined) will not exceed 19.99% of the Company’s common stock outstanding (as adjusted for stock splits, reverse stock splits, stock combinations, reclassifications and reorganizations) as of the close of the Trading Day immediately preceding the date of the indenture that governs the notes without shareholder approval or as otherwise required pursuant to the listing requirements of the NASDAQ Capital Market or such other national securities exchange on which the common stock is then listed. The Company will not be required to make any cash payments in lieu of any fractional shares.

Additional Debt:	The Company and its subsidiaries will be permitted to incur certain additional indebtedness as described in the Preliminary Offering Memorandum under “Description of Notes—Limitation on Incurrence of Additional Indebtedness.”

Use of Proceeds:	The Company estimates that the net proceeds from this offering will be approximately $13.5 million, after deducting fees and estimated expenses. The Company intends to use the net proceeds to fund its operations, including R&D and the commercialization of its technology, as well as for working capital and other general corporate purposes.

Registration Rights:

The Company will enter into a registration rights agreement with the initial purchasers pursuant to which it will agree to file within 90 days of the closing date a registration statement covering the resale of the Securities and the shares of common stock issuable upon the conversion of the Notes. The Company will also agree to use its best efforts to cause this registration statement to be declared effective within 180 days of the closing date. If the Company fails to perform its obligations under the registration rights agreement, the Company will pay additional interest at a rate per annum of 0.50% for the first 90 day period following the occurrence of the relevant event and, thereafter, at a rate per annum of 1.0% until such event is cured. The Company will maintain the registration of such securities until the earliest of the date that (i) all of such securities have been sold either pursuant to the registration statement or Rule 144 or are no longer outstanding, (ii) such securities may be sold without restriction by each holder pursuant to Rule 144 in a single transaction and certain other conditions have been satisfied, or (iii) is two years after the registration statement is declared effective by the SEC.

In order to have their securities included in the registration statement, holders will be required to complete a notice and questionnaire, to provide additional specified information upon the Company’s request, and to observe certain other requirements set forth in the registration rights agreement.

Initial Purchasers:	Oppenheimer & Co. Inc. and Drexel Hamilton, LLC

Listing:	None

CUSIP Number:	00973N AA0

Payment in Connection With Conversion Upon a Qualifying Fundamental Change:

If the “effective date” (as hereinafter defined) of a “qualifying fundamental change” (as hereinafter defined) occurs prior to the maturity date of the Notes and a holder elects to convert its Notes in connection with such qualifying fundamental change, the Company will, under certain circumstances, make a payment to the holder of the Notes so surrendered for conversion equal to $130 per $1,000 of aggregate principal of Notes surrendered for conversion (a “fundamental change payment”). A “qualifying fundamental change” means any transaction or event that constitutes a fundamental change defined below in clause (1), (2) or (4) of the definition of “fundamental change” under “Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes” in the Preliminary Offering Memorandum, after giving effect to any exceptions or exclusions from such definition, but without regard to the proviso in clause (2) of the definition thereof. A conversion of Notes will be deemed for these purposes to be “in connection with” such qualifying fundamental change if the relevant conversion date occurs during the period from, and including, the effective date of the qualifying fundamental change up to, and including, the business day immediately prior to the related fundamental change repurchase date (or, in the case of a qualifying fundamental change that would have been a fundamental change but for the proviso in clause (2) of the definition thereof, the 35th Trading Day immediately following the effective date of such qualifying fundamental change) (such period, the “qualifying fundamental change period”).

Upon surrender of Notes for conversion in connection with a qualifying fundamental change the Company will deliver shares of common stock as described under “Description of Notes—Conversion Rights—Settlement upon Conversion” in the Preliminary Offering Memorandum. However, for any conversion of Notes following the effective date of such qualifying fundamental change, the conversion obligation will be calculated by the Company based solely on the “stock price” (as defined below) for the transaction and will be deemed to be an amount of cash per $1,000 principal amount of converted Notes equal to the conversion rate, multiplied by such stock price. The Company will notify the trustee, the conversion agent (if other than the trustee) and holders, in writing, of the effective date of any qualifying fundamental change no later than five business days after such effective date. If the holders of common stock receive in exchange for their common stock only cash in a qualifying fundamental change described in clause (2) of the definition of fundamental change, the stock price shall be the cash amount paid per share. Otherwise, the stock price shall be the average of the closing sale prices of the common stock over the five consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the relevant effective date.

The Company will have the option to pay any fundamental change payment in cash and/or freely tradable shares of the Company’s common stock, subject to certain limitations, valued at 95% of the stock price determined as described above. Subject to the limitation described below above under “Share Limitation,” any fundamental change interest payments will be made all in shares of common stock unless the Company gives written notice to the holders that it intends to make future fundamental change payments either all or partially in cash. Such notice will not be effective until the end of the 15th Trading Day after such notice is given.

This communication is intended for the sole use of the person to whom it is provided by the sender.

Purchasers should rely only on the information contained or incorporated by reference in the Preliminary Offering Memorandum, as supplemented by this final pricing term sheet, in making an investment decision with respect to the Notes. A copy of the Preliminary Offering Memorandum can be obtained by contacting your Oppenheimer & Co. sales representative.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of these securities, in any state in which such solicitation or sale would be unlawful prior to registration or qualification of these securities under the laws of any such state.

The Securities and the common stock issuable upon conversion of the Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any other state securities laws. Unless they are registered, the Securities and any common stock issuable upon conversion of the Notes may be offered only in transactions exempt from or not subject to registration under the Securities Act or any other state securities laws. Accordingly, the Notes are only being offered to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act). Purchasers will receive certain registration rights as described above.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM

Exhibit A

Form of Lock Up Agreement

May 10, 2018

Oppenheimer & Co. Inc.

85 Broad Street

New York, New York 10004

Re:	Akoustis Technologies, Inc.

Ladies and Gentlemen:

In order to induce Oppenheimer & Co. Inc. (“Oppenheimer”) to enter into a certain definitive agreement (the “Purchase Agreement”) with Akoustis Technologies, Inc., a Delaware corporation (the “Company”), providing for the purchase and resale (the “Placement”) by the several Initial Purchasers named in the Schedule 1 to the Purchase Agreement (the “Initial Purchasers”), of Convertible Senior Secured Notes of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement.

In consideration of the Initial Purchasers’ agreement to purchase and make the Placement of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Representative on behalf of the Initial Purchasers, the undersigned will not, during the period ending ninety (90) days after the date of the final offering memorandum (the “Offering Memorandum”) relating to the Placement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of Oppenheimer, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any of the Company’s shares of Common Stock, par value $0.001 per share (“Common Stock”), or securities convertible into or exercisable or exchangeable for any equity securities of the Company (including, without limitation, shares of Common Stock or any such securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act of 1933, as the same may be amended or supplemented from time to time (the “Securities Act” and such shares or securities, the “Beneficially Owned Shares”)), (ii) enter into any swap, hedge or other agreement or arrangement that transfers in whole or in part, the economic risk of ownership of any Beneficially Owned Shares, Common Stock or securities convertible into or exercisable or exchangeable for any equity securities of the Company, or (iii) engage in any short selling of any Beneficially Owned Shares, Common Stock or securities convertible into or exercisable or exchangeable for any equity securities of the Company.

In addition, the undersigned hereby waives, from the date hereof until the expiration of the Lock-Up Period, any and all rights, if any, to request or demand registration pursuant to the Securities Act of any shares of Common Stock or securities convertible into or exercisable or exchangeable for any equity securities of the Company that are registered in the name of the undersigned or that are Beneficially Owned Shares. In order to enable the aforesaid covenants to be enforced, the undersigned hereby consents to the placing of legends and/or stop transfer orders with the transfer agent of the Common Stock with respect to any shares of Common Stock, securities convertible into or exercisable or exchangeable for any equity securities of the Company or Beneficially Owned Shares.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Beneficially Owned Shares in the transactions listed as (i)-(iv) below without the prior written consent of Oppenheimer, provided that (1) prior to each such transfer, each donee, trustee, distributee or transferee, as the case may be, shall execute and deliver to Oppenheimer a lock-up letter substantially in the form hereof, (2) no such transfer shall involve a disposition for value, (3) each such transfer shall not be required to be reported in any public report, announcement or filing made or to be made with the Securities and Exchange Commission or otherwise during the Lock-Up Period and (4) the undersigned does not otherwise voluntarily effect any public filing, announcement or report regarding any such transfer during the Lock-Up Period:

(i)	as a bona fide gift or gifts;

(ii)	to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or if the undersigned is a trust, to its grantor or beneficiaries pursuant to its terms;

(iii)	to any beneficiary of the undersigned pursuant to a will or other testamentary document or applicable laws of descent;

(iv)	to any corporation, partnership, limited liability company or other entity that controls, is controlled by or is under common control with the undersigned; or

(v)	as a distribution to limited partners, members or stockholders of the undersigned.

Furthermore, notwithstanding the restrictions imposed herein, the undersigned may, without the prior written consent of Oppenheimer, (1) exercise an option to purchase shares of Common Stock granted under any stock incentive plan or stock purchase plan of the Company; provided that the underlying shares of Common Stock shall continue to be subject to the restrictions on transfer imposed by this Letter Agreement, (2) establish a trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) for the transfer of Common Stock (a “Trading Plan”); provided that (a) the Trading Plan shall not provide for or permit any transfers, sales or other dispositions of Common Stock during the Lock-Up Period and (b) no filing or other public announcement, whether under the Exchange Act or otherwise, shall be required or shall be made by the undersigned or the Company in connection with the Trading Plan during the Lock-Up Period and, before the Trading Plan is established, the Company shall have provided to the Representative written confirmation that no such filing or public announcement shall be required or shall be made by the Company in connection with the Trading Plan during the Lock-Up Period, (3) transfer, sell or dispose of shares of Common Stock upon the vesting of restricted shares or restricted stock units (including performance share units) that vest during the Lock-Up Period in order to satisfy tax withholding obligations incurred in connection therewith (and make any related filings in connection with such transfer, sale or disposition that are required under the Exchange Act), and (4) transfer, sell or dispose of shares of Common Stock held by the undersigned pursuant to a Trading Plan existing on the date of this Agreement (and make any related filings in connection with such transfer, sale or disposition that are required under the Exchange Act).

This letter agreement shall automatically terminate upon the earlier of (i) May 31, 2018, in the event that the Purchase Agreement is not executed by that date, (ii) the termination of the Purchase Agreement if such agreement is terminated prior to the consummation of the Placement in accordance with its terms, or (iii) either Oppenheimer, on the one hand, or the Company, on the other hand, advising the other in writing, prior to the execution of the Purchase Agreement, that it has determined not to proceed with the Placement.

(Remainder of page intentionally left blank. Signature page to follow.)

This letter agreement has been executed as of the date first written above.

[Signatory]

By:
Name:
Title:

Schedule I

COLLATERAL DOCUMENTS

Fee and Leasehold Mortgage, Assignment, Security Agreement and Fixture Filing given by Akoustis, Inc., a Delaware corporation) (“Akoustis Sub”), and The Ontario County Industrial Development Agency, a public benefit corporation of the State of New York, for the benefit of The Bank of New York Mellon Trust Company, N.A., as collateral agent (in such capacity, the “collateral agent”).

Supplemental Fee and Leasehold Mortgage, Assignment, Security Agreement and Fixture Filing given by Akoustis Sub for the benefit of the collateral agent.

Pledge and Security Agreement among Akoustis Technologies, Inc. (the “Company”), Akoustis Sub and the collateral agent.

Collateral Agency Agreement among the Company, Akoustis Sub, the collateral agent and The Bank of New York Mellon Trust Company, N.A., as indenture trustee.

All other security agreements, pledge agreements, collateral assignments and other security documents or other grants or transfers for security or agreements related thereto creating or perfecting (or purporting to create or perfect) a lien in any assets securing the obligations under the notes and the guarantees, or under which rights or remedies with respect to such liens are governed, as each may be amended, restated, supplemented or otherwise modified from time to time.

37